REGISTRATION # 1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 6

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Unique Underwriters, Inc.

(Exact name of Registration as specified in its Charter)

Texas

(State of Incorporation or Organization or Other Jurisdiction)

6361

(Primary Standard Industrial Classification Code Number)

27-0631947

(IRS Employer Identification No.)

UNIQUE UNDERWRITERS, INC.

5650 Colleyville Blvd,

Colleyville, Texas 76034

817-281-3200

USA

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive Offices)

Copies to:

McMullen Associates LLC, Attorneys at Law

10701 McMullen Creek Pkwy

Charlotte, NC 28226 USA

Tel. No. 704.541.2649

Toll Free: 800.251.1525

Fax No. 704.541.4751

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Approximate date of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “small reporting company”:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.001	10,260,613	$0.15	$1,539,092	$178.69

Total	10,260,613		$1,539,092	$178.69

1)	In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by us arbitrarily based on the price shares were sold to the selling security holders in private placement transactions plus an increase due to the fact that the shares are being registered and will be liquid. The selling shareholders may sell shares of our common stock at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The Company has filed the application Form 211 with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, through Spartan Securities Group, LTD 100 2nd Avenue South, 300N St Petersburg, Florida 33701 and FINRA has responded by only asking for S-1 effective date. There can be no assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We will not receive proceeds from the sale of shares from the selling shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

DATED OCTOBER 11th, 2011

UNIQUE UNDERWRITERS, INC.

10,260,613 shares of common stock, par value $0.001

The prospectus’ relate to the resale by certain selling security holders of Unique Underwriters, Inc. of up to 10,260,613 shares of our common stock in connection with the resale of up to 10,260,613 shares of common stock issued and outstanding; and upon the effectiveness of this prospectus, the selling security holders will sell at a price per share of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter"; as such term is defined in the Securities Act of 1933. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of October 7th, 2011we had 75,264,523 shares of common stock were issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.15 per common share. The company has filed the application Form 211 with Spartan Securities Group, LTD 100 2nd Avenue South, 300N St Petersburg, Florida 33701 and FINRA has responded by only asking for S-1 effective date.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus October 11th, 2011

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the Financial Statements and the Notes to the Financial Statements.

Summary Information about Unique Underwriters, Inc.

Unique Underwriters, Inc. (the “Company” or “UUI”) was incorporated in the State of Texas on July 28, 2009. We are a national, independent, insurance sales and marketing company specializing in mortgage protection insurance, final expense, annuities and all aspects of life insurance sales.

After its inception, on July 28, 2009, Unique Underwriters, Inc spent the next 10 months of business as a development stage company, and in June 2010, Unique started generating revenues and growing, but has not yet made a profit. We are now a growth stage company. Unique Underwriters Inc. has a limited history of operations.

We currently have 15 full-time employees and 5,000 independent agents. We want to obtain additional financing to expedite the growth process. We plan to raise the capital necessary to fund our business through the sale of equity securities. We are currently principally engaged in the recruitment of independent agents who will sell Term, Universal Life, and Whole Life Insurance policies, none of which are originated by us or sold directly by us.

UUI is currently principally engaged in the recruitment of independent agents who will sell term, universal life, and whole life insurance policies, as well as Final Expense insurance policies and annuities, none of which are originated by UUI and none of which are sold directly by UUI.

The relationship with our Independent agents is an independent contractor relationship. The agents are not employees but are contractually obligated to work for UUI under an agency agreement executed by them upon the commencement of the relationship. UUI recruits Independent agents to work with UUI by placing advertisements in Career Builder, Monster, Craigslist, Facebook, email blast, direct mail, opportunity meetings and word of mouth.

UUI also recruits agents indirectly through our agent network who also recruit agents through word of mouth, recruiting ads in Monster, Career Builder, Craigslist, email blast, opportunity meetings and direct mail. UUI provides free basic training for all agents in the areas of Mortgage Protection and Final Expense insurance which consist of Term, Universal Life, Whole Life and Annuities. This training is done via webinars and conference calls hosted directly by UUI every two weeks.

UUI also promotes an advanced training two day course that we call “Boot Camp.” The average cost for the two day advanced training class called “Boot Camp” is $250. UUI does not receive any of this revenue. JD Butcher is the “Boot Camp” director and all proceeds go to him for conducting the class.

UUI’s oversight of the agents consists of making sure that they are in compliance with all insurance regulations pertaining to the sale of insurance products as well as making sure that they follow the guidelines set forth in their agency agreements. UUI’s management meets once a week to review and overlook all lead and insurance sales associated with the agents. Management also meets once a week to make sure that the agents are producing quality business for the insurance carriers. In addition, through UUI’s mentoring program UUI provides a person for the agents to call that works for UUI and is called UUI “Agency Mentor”. Then he/she helps them with any questions they may have associated with products, sales, leads, insurance, regulations, guidelines, and technical support associated with the websites hosted by both UUI and the insurance carriers.

UUI generates leads from people that have a mortgage loan by sending direct mail to them and once the postage paid return mail comes back to UUI those are called leads. UUI also generates leads by sending direct mail to senior citizens advertising Final Expense insurance. UUI then distributes these leads through email and our website called “The Lead Station”. The Mortgage Protection leads are sold to the independent agents for an average cost of $38 per lead and the Final Expense leads are sold to the agents for an average cost of $26 per lead. These $38 and $26 leads have never been sold to an agent and are considered our best quality leads and are called our “A” leads. The agents have the ability to get their “A” lead cost down to $2.00 if they sell a certain amount of insurance from the “A” leads. This is an incentive from UUI to motivate the agents to sell more insurance.

UUI also offers what we call “B” leads to the agents that work in the “Mortgage” and “Final Expense” markets. A “B” lead is an “A” lead that has been purchased once by an agent. The agents have 30 days to generate an insurance sale from the “A” lead before it becomes an available “B” lead to other agents. The ”B” leads consist of three different categories based on how many times an agent has purchased them. A “Gold B” lead has been purchased only once as a former “A” lead. The cost of a “Gold B” lead is $7.00. A “Silver B” lead has been purchased once as an A lead and once as a “Gold B” lead and is sold to an agent at a cost of $5.00 per lead. A “Bronze B” lead has been purchased once as an A lead, once as a “Gold B” lead, and once as a “Silver B” lead and is sold to an agent at a cost of $3.00.

The agents have 30 days to make a sale after they purchase any lead from UUI and after 30 days of having the lead proprietary to them the lead is removed from “The Lead Station” and becomes available to other agents. “1 Year Old B” leads are leads that have been in “The Lead Station” for over a year and are available to agents at a cost of $1.00 per lead. All leads are proprietary for 30 days to any agent who purchases them. The average age of “A” leads is 15 days old. The average age of “B” leads is 365 days old.UUI removes all leads from being available for purchase after an insurance policy has been generated. In fact over 36% of our total revenues are generated through the sale of all leads.   UUI purchases data to create mailings which produces leads for anyone who wants us to mail for them.  UUI charges a deposit to cover the cost of the first two weeks mailings by implementing the “Area Lead Request” deposit form where a deposit of $500 is charged as a retainer. Considering some of the agents are not proven producers UUI hedges its financial risk associated with the new agent that is requesting new mailings to generate “A” leads. UUI also provides membership packages that will allow an agent to avoid paying the $500 “ALR” by subscribing to a monthly membership package as outlined below. Therefore, UUI also generates monthly fees from the agents by offering the agents what we call membership packages outlined in the below table:

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PREMIUM MEMBERSHIPS - 4 CHOICES
BENEFITS	BASIC	EXECUTIVE	ENTREPRENEUR	PARTNER	FOUNDER
Contracted with UUI Carriers	Yes	Yes	Yes	Yes	Yes
Access to Company Calls	Yes	Yes	Yes	Yes	Yes
Aceess to Company Events and Conventions	Yes	Yes	Yes	Yes 10% Discount	Yes 10% Discount
Access to Lead Station	Yes Only B's	Yes All Leads	Yes All Leads	Yes All Leads	Yes All Leads
Access to Agent Hotline	No	Yes	Yes	Yes	Yes
Access to Agent Mentor	No	Yes	Yes	Yes	Yes
Access to ALR(s)	No	Yes With $500 Reserve Acct	Yes No Reserve Acct Required	Yes No Reserve Acct Required	Yes No Reserve Acct Required
Replicated Corporate Website System	No	Yes	Yes	Yes	Yes
Access to Agent Training, Training Videos & Premium Resources	No	Yes	Yes	Yes	Yes
Replicated Life Website System	No	No	No	Yes	Yes
Access to Advanced Boot Camp Training Calls	No	No	Yes	Yes	Yes
Participation in Incentive-Based Profit Sharing	No	No	Yes	Yes	Yes
Basic UNIQUECARE Discount Health Plan membership	No	No	No	Yes	Yes
Notification of all lead specials, prior to general agent notification	No	No	No	Yes	Yes
Commissionable Income	No	No	No	Yes $10/month for each direct Partner Member	Yes $10/mo for each direct Partner $12/mo for each direct Founder
Final Expense B Leads Cost	Full Price	Full Price	Full Price	50% Discount	50% Discount
Free Monthly Leads *5 Free Leads for Every 5 Applications Turned in Each Month (10=10, 15=15, 20=20)	No	No	No	Yes	Yes
ALR & Excess A Lead Cost	N/A	Full Price	Full Price	Full Price	$19/Lead 10 Day Exclusive
A Lead Override Charge on Direct Agents	Yes	Yes	Yes	Yes	No - Wow!
Travel Lead Request (TLR)	No	Yes With $500 Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Only $26/Lead, 30 Minimum
NEW MEMBER COST	FREE	$24.99/MO	$59.99/MO	$99.99/MO	$159.99/MO
Waiving an ALR Deposit	N/A	N/A	FREE 1 YEAR	$59.99/MO	$119.00/MO

UUI generates its “A” leads by sending out direct mail. UUI outsources its mailing operation to a mail house called America’s Recommended Mailers Inc. (“ARM”). UUI has an agreement with ARM to mail from their print shop. UUI purchases additional “B” leads from Senior Advisor Services Inc. (“SAS”). SAS has agreed to sell Final Expense Leads to UUI upon request from UUI. UUI also purchases additional “B” leads from Equita Mortgage Group (“Equita”). Equita has agreed to sell Mortgage Protection Leads to UUI upon request from UUI.

UUI agents sell policies originated by outside carriers. Because of the agency agreements UUI has entered into with the insurance carriers, both the agent and UUI earn a commission on each sale. The average commission split between UUI and the agents is currently 50/50; our outside carriers have agreed to compensate UUI for any difference between the commission paid to the agents and the original commission paid to UUI.

The approximate turnover in agents equates to 10%. Because the agents are Independent and they are not required to purchase leads 90% of them stay under UUI even if they are not generating new business because of the competitive commission levels and diversity of insurance carriers UUI offers them. On average 10% of the agents request a release from UUI to go and work for other organizations. Agents can decide to leave for a number of different reasons. UUI might not be able to generate leads in the areas that they want to work while a competitor may be able to do so. There are several reasons an agent could want to go and work for another Independent Marketing Organization. Some of the reasons are attrition, inability to sell, inability to recruit, natural causes, economic reasons, relocation reasons, cheaper leads elsewhere, or higher commissions from a competitor.

UUI generates its “A” leads by sending out direct mail. UUI outsources its mailing operation to a mail house called America’s Recommended Mailers Inc. (“ARM”). UUI has an agreement with ARM to mail from their print shop. UUI purchases additional “B” leads from Senior Advisor Services Inc. (“SAS”). SAS has agreed to sell Final Expense Leads to UUI upon request from UUI. UUI also purchases additional “B” leads from Equita Mortgage Group (“Equita”). Equita has agreed to sell Mortgage Protection Leads to UUI upon request from UUI.

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Our Products include:

Term and UL/Whole Mortgage life insurance, which is approximately 84% and 7% of our revenues, respectively, are forms of life insurance that will cover the cost of the mortgage in the event of policy holder’s death, so that his/her family doesn’t have to worry about paying it off without the aid of primary income. Life insurance can be used for a variety of purposes, such as: providing for your spouse and children, paying off your mortgage and other debts, transferring wealth or business interests, accumulating cash on a tax advantaged basis, achieving estate tax liquidity, saving money for college expenses or retirement or other life events. Disability Insurance pays the insured a monthly benefit if he/she becomes disabled, as a result of an accident or disease, and cannot perform the duties of their own job.

Final expense insurance, which is approximately 7% of our revenues, is an insurance policy used to pay for funeral services and a burial when the named insured dies. Such a policy helps ease the financial burden placed on a family when a loved one dies. It is no different than a traditional life insurance policy with a small monetary value. Final expense insurance allows the named insured to feel safe knowing that funeral-related expenses are covered regardless of the status of their estate at the time of death.

Annuities, which are approximately 2% of our revenues, provide tax-deferred growth, liquidity, and income options, plus a death benefit that may bypass the costs and delays of probate. An annuity could be right for you if: a) prefer to delay your taxes to a later date; b) are already contributing all you can to your IRA or qualified plan; c) are comfortable that you won’t need extra money immediately; d) prefer a minimum guaranteed interest rate. We have an array of products that include fixed indexed annuities that are based on the performance of an Index, which provides you with all the upside potential and none of the downside risk of the market.

The products described above are the products the company markets and are underwritten by various third party insurance underwriters and the company is not currently developing their own in-house products.

As of October 11th, 2011, the company had raised $697,819.75 through the sale of its common stock. The company offer shares through two Regulation D 506 offerings. (1) 5,000,000 common shares at $.02 dated June 1, 2010 (2) 3,985,465 at $0.15 dated August 19, 2010.

Note: The percentages are intended to indicate the approximate portion of revenues being generated by each of the products

Note: The Company has issued an additional 1,401,817 shares per “Oral Agreements” with vendors and professional service providers.

The issuance of common shares for services rendered was for past performance. The amount of shares issued was based on the fair value of services rendered. The time period of performance, the date of each issuance and values are as follows:

	Number of Shares	Period of Performance		Issuance	Price
		from	to	Date	Per Share
Christine Butcher	26, 667 shares	7/28/2009	2/8/2011	2/8/2011	$0.150
Christine Butcher	400,000 shares	7/28/2009	11/19/2010	11/19/2010	$0.020
Robert & Michelle Wallace	300,000 shares	7/28/2009	11/19/2010	11/19/2010	$0.020
Marcia McGown	200,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
David Raper	200,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
Tonya Copeland	125,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
Law Offices of Steve Dryzer, A Professional Corporation	100,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
Samuel Wolfe	32,500,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.001
Ralph Simpson	32,500,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.001
Fred & Frances Potter	100 shares	7/28/2009	8/6/2009	8/6/2009	$0.150
Fred & Frances Potter	50 shares	7/28/2009	4/15/2010	4/15/2010	$0.150
Fred & Frances Potter	150,000 shares	7/28/2009	4/18/2011	4/18/2011	$0.150

The Company’s principal executive offices are located at 5650 Colleyville Blvd, Colleyville, Texas 76034. Phone: 817-281-3200

Common Stock Being Offered By Selling Stockholders	10,260,613 shares of Common Stock.

Initial Offering Price	$0.15

Terms of the Offering	The Selling Stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the registration statement, (ii) two years or (iii) such time as all of the Common Stock become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of Proceeds	We are not selling any shares of Common Stock in this offering and, as a result, will not receive any proceeds from this offering.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

The Use of Proceeds

The Company will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering a total of 10,260,613 shares for selling security holders’ common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $50,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

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RISK FACTORS

There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to the Company’s Business and Industry

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING RISK FACTORS COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS LIMITED OPERATING HISTORY UPON WHICH WE EVALUATE OUR BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. WE HAD ACCUMULATED DEFICIT OF $879,390 AS OF JUNE 30, 2011, AND HAD NET LOSSES OF $784,774 FOR THE YEAR ENDED JUNE 30, 2011. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies providing services to a rapidly evolving market such as educational and digital materials. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT WHICH MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for educational materials; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE ARE HEAVILY RELIANT ON OUR RECRUITMENT OF INDEPENDENT AGENTS BOTH TO MARKET THE INSURANCE PRODUCTS AND TO PURCHASE LEADS FROM US. THE LOSS OF OUR INDEPENDENT AGENTS COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECT ON THE COMPANY.

We rely completely on our recruitment of independent agents both to market the insurance products that we have contracted with third party carriers to sell and to purchase leads from us. The percentage of revenue earned by the sale of insurance products by our agents is equal to 59% of our total revenue. The percentage of revenue earned by the sale of our leads is equal to 36% of our total revenue and the remaining 5% is composed of membership fees and ALR deposits. The sale of insurance products and leads from these independent agents represents a majority of our revenues and a significant decrease in these revenues would be materially adverse to us.

WE HAVE INCURRED LOSSES FROM OPERATIONS AND LIMITED CASH, WHICH RAISES SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern. The Company’s independent registered accounting firm has express substantial doubt in its report about our ability to continue as a going concern. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms. As of June 30, 2011, we had accumulated deficit of $879,390, and had net losses of $784,774 for the year ended June 30, 2011.We currently neither have sufficient cash for continued business operations, nor have sufficient capital on hand to meet our working capital requirements for the next twelve months.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve liquidity. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties

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RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

THE COMPANY IS GOVERNED BY MR. SAMUEL WOLFE, OUR CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR AND MR. RALPH SIMPSON, OUR CHIEF OPERATING OFFICER, CHAIRMAN, FOUNDER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Samuel Wolfe, our Chief Executive Officer, President and Director and Mr. Ralph Simpson, our Chief Operating Officer, Chairman, Founder and Director make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Samuel Wolfe, our Chief Executive Officer, President and Director and Mr. Ralph Simpson, our Chief Operating Officer, Chairman, Founder and Director will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Wolfe and Mr. Simpson are not subject to the review and approval of a Board of Directors and, as such, there may be a significant risk to the Company

Mr. Wolfe and Mr. Simpson exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Wolfe and Mr. Simpson.

THE COMPANY IS HEAVILY RELIANT ON MR. SAMUEL WOLFE, OUR CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR AND MR. RALPH SIMPSON OUR CHIEF OPERATING OFFICER, CHAIRMAN, FOUNDER AND DIRECTOR, AND, AS SUCH, THE LOSS OF HIS SERVICES COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECT ON THE COMPANY.

The Company is heavily dependent on the efforts of Mr. Samuel Wolfe, our Chief Executive Officer, President and Director and Mr. Ralph Simpson our Chief Operating Officer, Chairman, Founder and Director. The loss of their services could have a material adverse effect on the Company. The Company currently does not maintain key man life insurance on either individual. Both Mr. Wolfe and Mr. Simpson have experience and past expertise in the insurance industry. There can be no assurance that a suitable replacement could be found for either, or both, individuals upon retirement, resignation, inability to act on our behalf, or death.

RISKS RELATED TO THE INDUSTRY

THE INSURANCE INDUSTRY IS HIGHLY COMPETITIVE AND IS CHARACTERIZED BY LOW GROSS PROFIT MARGINS AND FIXED COSTS, A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR INSURANCE PRODUCTS, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The Insurance industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

We feel that our current and anticipated principal competitors are the following: Amerilife, BayPlanning, EPIC, Consolidated Underwriter, ABL marketers, National Agents Alliance, Insurance Wholesalers and Life & Annuity Masters.

Price competition exists in the insurance business. Price decreases within the industry could adversely affect our operations. There are many insurance companies. Deeply discounted prices by a competitor could result in lower revenues for the entire industry, negatively affecting demand for our insurance products. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

REGULATORY CHANGES COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECTS ON THE COMPANY.

The insurance industry is heavily regulated. With changing economic and political environments regulations governing the insurance industry can change drastically. Regulatory changes could significantly impact our industry and cause significant material adverse effects on the company.

We are regulated under the Texas Insurance Department to be in full compliance with all laws and regulations. Should the insurance department change their acceptance of a particular carrier in one of our states in which our agents operate it could limit their production. However, they would be able to work in another state that was available as long as they obtained the necessary nonresident license. We current have active Life, Accident, and Health insurance licenses.

AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT SEASONAL AND CYCLICAL RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

The Company did not start realizing true revenue generating until the last month of our first fiscal year. The material risk is in the cyclical housing market itself as more houses are typically sold from April to October time frame, thus resulting in a greater need for mortgage protection insurance during that time period.

(9)

RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS, IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

* our status as a growth company with a limited operating history

* general and industry-specific economic conditions

* actual or anticipated fluctuations in our operating results

* our capital commitments

* the loss of any of our key management personnel

The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management’s attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company’s debt facilities and other factors considered appropriate by the Company. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

The company intends to raise additional capital to fund the growth of our business. We plan raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holder of our common stock. The issuance of additional common stock or securities convertible into common stock will also have the effect of diluting the proportionate equity interest and voting power of our shareholder of our common stock.

THE CONVERSION OF OUR SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

The company currently has 100,000,000 shares of Series A preferred stock and 50,000,000 shares of Series B preferred stock authorized. Each share of Series A preferred stock is entitled to 10 non-cumulative votes on all matters on which stockholders may vote and has the right to convert into 10 shares of common stock. Each share of Series B preferred stock is entitled to 1 non-cumulative vote on all matters on which stockholders may vote and has the right to convert into 1 share of common stock.

As a result of conversion, your ownership interest may be diluted, which means your percentage of ownership in the company decreasing.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the insurance industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS AFFAIRS, SO YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Together the Company’s Chief Executive Officer and Chief Operating Officer own over 86% of the company’s outstanding common stock and investors will have no ability to influence corporate actions.

(10)

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC; PENNY STOCK REGULATIONS AND THE FINRA; SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDERS LABILITY TO BUY AND SELL OUR STOCK.

The Company’s common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Security holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that is often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level,

along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

KCM Holding Corporation (“KCM”), a corporation with Donald Klein as its CEO, was hired by UUI as a consultant in 2009 to aide UUI in becoming a publicly traded company. UUI paid KCM $40,000 and agreed to issue UUI stock to KCM in return for KCM’s obligation to perform various duties to aide UUI in becoming a publicly traded company. KCM wholly failed to perform its obligations and UUI terminated its consulting agreement with KCM and repudiated any agreement with KCM regarding the issuance of stock. No UUI stock was ever issued to KCM or to any entity controlled by or working with KCM. Therefore, UUI should not be listed as part of KCM’s portfolio. Neither UUI nor its executive officers have any relationship with KCM, Donald Klein or with any entity controlled by or working with KCM and/or Donald Klein. Although UUI has been made aware of an SEC complaint against KCM and Donald Klein concerning securities fraud, UUI was not involved with the complaint, did not participate or aide KCM and/or Donald Klein in any of the activities described in the complaint nor did UUI benefit from any such activities described in the complaint. UUI has not violated any State or Federal Securities Laws nor has any individual employed by or otherwise associated with UUI been implicated or charged with any criminal involvement or violation of law stemming from any of the activities described in the complaint against KCM and Donald Klein.

(11)

SPECIAL NOTE

This prospectus contains references to risks and uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such statements. You should not place too much reliance on these statements. Our actual results are most likely to differ materially from those anticipated in these statements for many reasons, including the risks faced by us described in the preceding "Risk Factors" section and elsewhere in this prospectus. These statements address such issues as:

* future earnings and cash flow

* development projects

* business strategy

* expansion and growth of our business and operations

* our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

USE OF PROCEEDS

The shares of common stock covered by this prospectus are issued and outstanding and owned by the selling stockholders. Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock covered by this prospectus. We are responsible for the fees, costs and expenses of this offering.

DETERMINATION OF OFFERING PRICE

The $0.15 offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock. If our common stock becomes quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The shares to be sold by the selling shareholders are shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in the table titled ‘Selling Shareholders’ are offering all of the shares of common stock offered through this prospectus. The company raised $697,819.75 through sale of its common stock in (2) Regulation D 506 offerings in June 2010 and August 2010. Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. These shares may be sold by one or more of the following methods, without limitations

·	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

·	Ordinary brokerage transactions and transactions in which the broker solicits purchasers

·	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Exchange Act until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit at a fixed price of $0.15 per share. If and when our common stock becomes quoted on the OTC Bulletin Board, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

Based upon information available to us as of October 11th, 2011the following table sets forth the names of the selling shareholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling shareholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling shareholders. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling shareholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

(12)

		Common Shares Owned by the Selling Security Holder	Number of Shares to be sold in this Offering	Number of Shares Owned after Offered	Percentage of Total Issued and Outstanding Held Before/After the Offering
John	Allen	6,667	6,667	0	0.00009/0
Joseph	Allooh	100,000	100,000	0	0.00133/0
Robert	Almogabar	16,667	16,667	0	0.00022/0
Robert L & Theresa	Almogabar	106,700	106,700	0	0.00142/0
Stephen	Andre	6,667	6,667	0	0.00009/0
Curtis	Andrews	10,000	10,000	0	0.00013/0
Valerie & Eric	Barnes & Marbie	13,333	13,333	0	0.00018/0
Neil	Barney	30,000	30,000	0	0.0004/0
Larry	Baynton	17,333	17,333	0	0.00023/0
James	Bogucki	24,000	24,000	0	0.00032/0
Barbara	Breggs	10,000	10,000	0	0.00013/0
Kristin	Broussard	100,000	100,000	0	0.00133/0
Norvell	Brown	125,000	125,000	0	0.00166/0
Sigrunn	Brown	125,000	125,000	0	0.00166/0
Ronda	Brown-Varner	13,337	13,337	0	0.00018/0
Lester	Bryant	3,333	3,333	0	0.00004/0
Toni	Bryant	3,333	3,333	0	0.00004/0
Dee	Burtraw	13,333	13,333	0	0.00018/0
*Christine	Butcher	426,667	426,667	0	0.00566/0
JD	Butcher	106,667	106,667	0	0.00141/0
BeJay	Chambers	3,334	3,334	0	0.00004/0
John	Cochran	20,000	20,000	0	0.00027/0
*Tonya	Copeland	125,000	125,000	0	0.00033/0
Melva	Corbett	13,333	13,333	0	0.00018/0
Cary	Dainton	83,333	83,333	0	0.00111/0
Barbara	DeLuca-Weaver	20,000	20,000	0	0.00027/0
Karen	Diaz	100,000	100,000	0	0.00133/0
Ruth	Dryzer	1,550,000	1,550,000	0	0.0199/0
Law Offices of Steve Dryzer A Professional Corporation		50,000	50,000	0	0.00066/0
* Law Offices of Steve Dryzer A Professional Corporation		100,000	100,000	0	0.00133/0
Kevin & LaSherrie	Edwards	3,334	3,334	0	0.00004/0
Roger	Elsheimer	100,000	100,000	0	0.00133/0
Bernard	Eskins	70,000	70,000	0	0.00093/0
Cynthia	Flores	30,000	30,000	0	0.0004/0
James	Fountain	5,000	5,000	0	0.00007/0
Mark	Fritz	200,000	200,000	0	0.00265/0
Brent	Fruzia	50,000	50,000	0	0.00066/0
Oscar	Galloway	6,667	6,667	0	0.00009/0
Jason & Wanetta	Gill & Harvey	133,334	133,334	0	0.00177/0
Darlene	Gill-Jackson	13,334	13,334	0	0.00018/0
Seth	Goldberg	100,000	100,000	0	0.00133/0
Linda	Gross	13,334	13,334	0	0.00018/0
Michael	Halford	66,667	66,667	0	0.00088/0
Robert	Hardy	100,000	100,000	0	0.00133/0
Ralph	Harju	12,000	12,000	0	0.00016/0
Lyn	Hawthorne	40,000	40,000	0	0.00053/0
Arthemus	Henry	6,667	6,667	0	0.00009/0
Jill P & David E	Hildreth	66,667	66,667	0	0.00088/0
Misty	Hinkle	73,333	73,333	0	0.00097/0
Anthony	Holder	100,000	100,000	0	0.00133/0
Daniel	Jacobson	236,667	236,667	0	0.00314/0
Judy E. & H. LeRoy	Johannes	20,000	20,000	0	0.00027/0
Carl	Johnson	6,668	6,668	0	0.00009/0
Brent	Jones	3,333	3,333	0	0.00004/0
Gary	Jones	100,000	100,000	0	0.00133/0
Stacie	Jones	100,000	100,000	0	0.00133/0
Lawrence	Kasian	33,333	33,333	0	0.00044/0
Ronald	Kasian	166,667	166,667	0	0.00221/0
Rachele	Kessler	140,667	140,667	0	0.00187/0
David	Kiselak	100,000	100,000	0	0.00133/0
Elizabeth	Kiselak	100,000	100,000	0	0.00133/0
Joan	Kiselak	3,333	3,333	0	0.00004/0
Thomas	Kiselak	3,333	3,333	0	0.00004/0
Edward	Kosowicz	13,333	13,333	0	0.00018/0
Rhonda	Lauricella	5,000	5,000	0	0.00007/0
William/Dorian	Lauto	33,333	33,333	0	0.00044/0
Richard Keith	Lee	33,333	33,333	0	0.00044/0
Clayton & Dayna	Lemmons	3,333	3,333	0	0.00004/0
Michael	Locksley	3,333	3,333	0	0.00004/0
Israel	Lopez	6,667	6,667	0	0.00009/0
Alexander & Kristine	Louviere	24,667	24,667	0	0.00033/0
Stephen	Lowe	66,667	66,667	0	0.00088/0
Eric	Marbrie	46,667	46,667	0	0.00062/0
David	Marroquin	13,400	13,400	0	0.00018/0
Barbara	Maust	100,000	100,000	0	0.00133/0
Paul	Maust	100,000	100,000	0	0.00133/0
David & Debora	McDonald	30,000	30,000	0	0.0004/0
Jeff & Judy	McElroy	100,000	100,000	0	0.00133/0
*Marcia	McGown	200,000	200,000	0	0.00265/0
Shafford	McKinney	400,000	400,000	0	0.00531/0
Taniqua	Medina	100,000	100,000	0	0.00133/0
Harry	Mosby	3,333	3,333	0	0.00004/0
Laela	Naghela-El	100,000	100,000	0	0.00133/0
Armando	Nava	113,333	113,333	0	0.0015/0
Adela	Nino-Cochrun	10,000	10,000	0	0.00013/0
Christina	Padilla	6,667	6,667	0	0.00009/0
Robert	Parson	3,333	3,333	0	0.00004/0
Anthony	Pitts	10,000	10,000	0	0.00013/0
Angela	Pope	53,333	53,333	0	0.00071/0
Frances	Potter	100,000	100,000	0	0.00133/0
* Frances	Potter	75,075	75,075	0	0.001/0
Fred	Potter	100,000	100,000	0	0.00133/0
*Fred	Potter	75,075	75,075	0	0.001/0
Charles	Prince	100,000	100,000	0	0.00133/0
Laquetta	Prince	100,000	100,000	0	0.00133/0
David	Raper	200,000	200,000	0	0.00265/0
Thomas	Reyes	60,000	60,000	0	0.0008/0
Percival	Richardson	5,000	5,000	0	0.00007/0
Ronald K & Argie M	Rivers	6,668	6,668	0	0.00009/0
Michael	Rodriguez	33,333	33,333	0	0.00044/0
Frank	Rosenstern	100,000	100,000	0	0.00133/0
Sandra	Roy	50,000	50,000	0	0.00066/0
Philip	Scott	3,333	3,333	0	0.00004/0
Oswest	Senior-Smith	114,383	114,383	0	0.00152/0
Julia	Smart	10,000	10,000	0	0.00013/0
Arri	Smith	10,000	10,000	0	0.00013/0
Harriet A & Othni M	Smith	66,667	66,667	0	0.00088/0
Jamila	Smith	12,068	12,068	0	0.00016/0
Jasmine	Smith	23,333	23,333	0	0.00031/0
Jonathan	Smith	18,000	18,000	0	0.00024/0
William	Smith	20,000	20,000	0	0.00027/0
Edward	Snelling	13,333	13,333	0	0.00018/0
Joseph	Sommorigo	100,000	100,000	0	0.00133/0
Marie	Sommorigo	50,000	50,000	0	0.00066/0
Donna	Spencer	131,400	131,400	0	0.00174/0
Raymond	Spicka	35,000	35,000	0	0.0002/0
John	Swope	15,000	15,000	0	0.0002/0
Tyronne	Tillis	6,667	6,667	0	0.00009/0
Kathryn	Travers	170,000	170,000	0	0.00226/0
William	Travers	100,000	100,000	0	0.00133/0
Benton & Theresa	Wade	3,334	3,334	0	0.00004/0
Latoya	Wall	100,000	100,000	0	0.00133/0
Cathy	Wallace	100,000	100,000	0	0.00133/0
*Robert & Michelle	Wallace	300,000	300,000	0	0.00398/0
David	Ward	33,333	33,333	0	0.00044/0
Hammie	Ward	12,500	12,500	0	0.00017/0
Adam	Warmuth	10,000	10,000	0	0.00013/0
Christopher & Gwendolyn	Warner	33,333	33,333	0	0.00044/0
Martin	Washington	100,000	100,000	0	0.00133/0
Alfreda	Whitley	200,000	200,000	0	0.00265/0
Sterling	Whitley	243,333	243,333	0	0.00323/0
Herschel	Wynn	80,000	80,000	0	0.00106/0
Jose	Zavala	33,333	33,333	0	0.00044/0
Totals		10,260,613	10,260,613	0

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Note: The Company has issued an additional 1,401,817 shares per “Oral Agreements” with vendors and professional service providers.

Description of Oral Agreements:

*Christine Butcher as Chief Marketing Manager directs the company’s overall marketing strategic planning programs, and corporate communications. Facilitates client development through marketing and client services programs. The criteria Management used to determine the actual amount of common shares to award Christine Butcher was based on Christine’s experience in the business and her past and current expertise in the insurance marketing profession. Christine also has extensive experience selling Life Insurance and managing direct mail lead programs.

Agreed to services for 426,667 common shares. -aggregate value =$12,000.05

*Robert Wallace as Chief Sales Manager is responsible for the development of business strategies, policies, and marketing programs for mortgage and final expense insurance divisions. Michelle Wallace as Chief Training Manager is responsible for the development of training strategies, policies, and marketing programs for mortgage and final expense insurance divisions. The criteria management used to determine the actual amount of common shares to Robert and Michelle Wallace was based on the extensive experience Robert and Michelle have had in the Insurance Marketing Profession. Management took into account their experience with developing business strategies, policies, and marketing programs from the past. Robert and Michelle both have extensive experience with recruiting and building agencies from the past. They both also have extensive experience selling life insurance. Agreed to services for 300,000 common shares – aggregate value =$6,000

*David Raper, consulted the company on the state of the insurance availability, development and acceptability of products in the US and abroad. The criteria Management used to determine the actual amount of common shares to David Raper was based on his involvement with management at the inception of the corporation. David researched different carriers that UUI should contract with once UUI launches its operations. David provided management with the information that we needed in regards to contracting with carriers prior to the inception of UUI. Management believes it is appropriate for David to receive the common shares agreed on based on his involvement with the company from inception. Agreed to services for 200,000 common shares – aggregate value = $30,000

*Marcia McGown as Lead Manager is responsible for all aspects of our lead system including ordering and organizing data to prepare it to be sent to our mail house for generating our lead letters to be mailed out to potential clients and once the letters are returned being responsible for entering and distributing the leads to our agents. Also responsible for lead management and evaluating and assessing the best sources and place of the leads and determine where we get the most productivity from our agents in regards to the leads. The criteria Management used to determine the actual amount of common shares to Marcia McGown was based on her experience with managing a lead generation department. Marcia has experience in managing a lead program and management believes it is appropriate based on her salary to provide her with the common shares that they agreed on. Agreed to services for 200,000 common shares. – aggregate value = $30,000

*Tonya Copeland , as Operations Manager, is responsible for but not limited to managing all administrative duties and responsibilities for the office operations. Tonya oversees the processes, transactions, licensing, training, lead management, and carrier coordinator for commissions, licensing, contracting, new business, debt management, human resources and agent management. Along with these duties Tonya is also the executive assistant for Messrs. Wolfe and Simpson and other corporate managers is responsible for booking their travel, setting up their meetings, agent correspondence, and time management tracking. Tonya is also responsible for assisting, reviewing, and completing the necessary documents for all SEC compliance documents, including but not limited to, the S-1, the PCAOB audit, the 15c211 to FINRA, DTC and TA application and all supporting documentation. The criteria Management used to determine the actual amount of common shares to Tonya Copeland was based on her experience with managing office operations. Tonya has experience in managing an office and management believes it is appropriate based on her salary to provide her with the common shares that they agreed on. Agreed to services for 125,000 common shares – aggregate value = $18,750

*Fred and Frances Potter, assisted with the initial set up of the corporation. They were the original incorporators and initial directors and Fred was the initial registered agent for UUI and completed the initial Texas incorporation documents required to form a Texas corporation . The criteria management used to determine the actual amount of common shares to Fred and Frances Potter was based on the extensive experience Fred and Frances Potter have had in the insurance business. Management took into account Fred’s experience with developing financing strategies and policies, and Frances’s experience with recruiting and working with agents. Fred and Frances Potter were the original incorporators and initial directors of UUI. Furthermore, Fred was the initial registered agent for UUI and completed the initial Texas incorporation documents required to form a Texas corporation (Original Certificate of Formation and Articles of Incorporation). Management felt that it was appropriate to provide them with the common Stock. Agreed to services for 150,150 common shares - aggregate value =$23,501.

* Law Offices of Steve Dryzer, A Professional Corporation as General Counsel for the Company, his duties include preparation, analysis and review of all legal documentation, including employment agreements, corporate and business agreements, shareholder agreements, Agency Agreements, leases and facilities agreements, web site development agreements, and all SEC documents, including but not limited to, the S-1, the PCAOB audit, 15c211 to FINRA, DTC and TA applications and all supporting documentation. Advice regarding all litigation and non-litigation matters involving the Company, including both internal and external issues, employee relations and SEC matters. The criteria Management used to determine the actual amount of common shares to Steve Dryzer was based on his experience as a corporate lawyer with SEC compliance issues. Steve has experience in corporate and securities law and management believes it is appropriate based on his salary to provide him with the common shares that they agreed on. Agreed to services for 100,000 common shares - aggregate value = $15,000

The service providers are not executive officers within UUI as only the CEO and COO have been designated as such by the Board of Directors. In addition, all employment agreements and publicly disseminated information about these persons has been so amended. The issuance of common shares for services rendered was for past performance. The amount of shares issued was based on the fair value of services rendered. The time period of performance, the date of each issuance and values are as follows:

	Number of Shares	Period of Performance		Issuance	Price
		from	to	Date	Per Share
Christine Butcher	26, 667 shares	7/28/2009	2/8/2011	2/8/2011	$0.150
Christine Butcher	400,000 shares	7/28/2009	11/19/2010	11/19/2010	$0.020
Robert & Michelle Wallace	300,000 shares	7/28/2009	11/19/2010	11/19/2010	$0.020
Marcia McGown	200,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
David Raper	200,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
Tonya Copeland	125,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
Law Offices of Steve Dryzer, A Professional Corporation	100,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.150
Samuel Wolfe	32,500,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.001
Ralph Simpson	32,500,000 shares	7/28/2009	3/1/2011	3/1/2011	$0.001
Fred & Frances Potter	100 shares	7/28/2009	8/6/2009	8/6/2009	$0.150
Fred & Frances Potter	50 shares	7/28/2009	4/15/2010	4/15/2010	$0.150
Fred & Frances Potter	150,000 shares	7/28/2009	4/18/2011	4/18/2011	$0.150

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PLAN OF DISTRIBUTION

No underwriters or brokers are involved or are expected to be involved in the distribution. A copy of this prospectus will be mailed to each selling security holder upon effectiveness. We will also mail copies of this prospectus to brokers and dealers who may reasonably be expected in the future to trade or make a market in our common stock. However, we do not anticipate that an active market for its common stock will develop in the near future, and there can be no assurance that a trading market will develop at any time.

There is no trading market for our Common Stock. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. The company has filed the application Form 211 with Spartan Securities Group, LTD 100 2nd Avenue South, 300N St Petersburg, Florida 33701 and FINRA has responded by only asking for S-1 effective date. We are not obligated to register any shares under the Securities Act for sale by security holders, although we are hereby filing this registration statement for the registration of 10,260,613 shares of Common Stock on behalf of the selling stockholders.

As of the date of this Prospectus, there were 135 Shareholders of record of our common stock.

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares from time to time:

At a price of $0.15 per share for the duration of the offering or until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;

·	In transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

·	In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

·	The selling shareholders may sell the shares from time to time;

·	In negotiated transactions;

·	In a combination of such methods of sale; or

·	Any other method permitted by law.

The selling shareholders may affect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

·	The market price of our common stock prevailing at the time of sale;

·	A price related to such prevailing market price of our common stock; or

·	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We will cover all the expenses in connection with the registration of our common stock in this prospectus. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareowners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations there under, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling shareholders that they may not:

• Engage in any stabilization activity in connection with any of the shares;

• Bid for or purchase any of the shares or any rights to acquire the shares;

• Attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

Effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, describing the terms of the sale or distribution.

We have informed the selling shareholders that they must affect all sales of shares in broker’s transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

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Penny Stock Regulations

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

 Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share, of which 75,264,523 shares were issued and outstanding as of OCTOBER 11th, 2011.The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock – Not to be registered

Series A Preferred Stock

We are authorized to issue 100,000,000 shares of Series A preferred stock, of which zero shares are issued and outstanding. The holders of our Series A Preferred Stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	are entitled to 10 non-cumulative votes per share on all matters on which stockholders may vote.
*	and have the right to convert each share of Series A preferred stock to 10 shares of common stock.

Series B Preferred Stock

We are authorized to issue 50,000,000 shares of Series B preferred stock, of which zero shares are issued and outstanding. The Series B Preferred Stock is planned to be issued for future acquisitions and a future employee stock option program. There are currently no specific plans to issue any shares of Series B Preferred Stock in the immediate or near future. The holders of our Series B Preferred Stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.
*	and have the right to convert each share of Series A preferred stock to one shares of common stock.

No shares of preferred stock are currently being registered to be sold in the public markets. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 150,000,000 shares of preferred stock your ownership interest may be diluted, which means your percentage of ownership in the company decreasing.

Transfer Agent

Island Stock Transfer
100 Second Avenue South, Suite 705S

St. Petersburg, Florida 33701

Phone: 727-289-0010
FAX: 727-289-0069

Legal Matters

McMullen Associates LLC, Securities and Business Law

10701 McMullen Creek Pkwy

Charlotte, NC 28226

704-541-2649

Donald Mitchell Brown Esq. of McMullen Associates LLC, will opine upon the validity of the common stock offered by this prospectus.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of Unique Underwriters, Inc. as of and for the years ended June 30, 2011 and 2010 appearing in this prospectus have been audited by Bongiovanni & Associates, CPA’s . Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Business Development

On July 28, 2009, Mr. Samuel Wolfe, CEO, President and Director and Mr. Ralph Simpson, COO, Chairman, Founder and Director incorporated the company in The State of Texas and established a fiscal year end of June 30. The objective of this corporation is to market and sell insurance policies, focusing primarily on mortgage protection policies, final expense, annuities and all aspects of life insurance sales.

Samuel Wolfe (Ownership 32,500,000 shares = 43.11%)

Ralph Simpson (Ownership 32,500,000 shares = 43.11%)

The Company has agency agreements in place with insurance carriers whereas compensation is paid for acceptable insurance policies submitted within the state in which we are appointed and approved to conduct business. An acceptable insurance policy is a policy that meets the underwriter’s guidelines after first being submitted on an application for insurance, completed by the client with one of our agents. The agent first submits the application to our office. The application is then forwarded to the insurance carrier where the insurance carrier’s underwriters review the application to verify that it meets their underwriting guidelines. If the application is approved by the underwriter and all required documents have been submitted then both the agent and the Company are paid a commission for that policy. The Company’s average commission is 50%, which is generated from the policies that are approved by the insurance carriers as described above. The carrier agrees to pay a commission to the Company in an amount equal to the difference between the agent’s commission level and the company’s commission level. The insurance carriers also agree to pay renewals on those approved policies which remain active for at least 2 years. Our compensation structure differs depending on our commission level versus the direct agent’s commission level, the product structure and any subagents.

In general, the level of commission is either a flat fee (possibly going up in stages according to the size of the deal) or a percentage based on the size of the deal. An important determinant of the amount of commission paid will be the kind of service and experience the agent provides. Our agreements will remain active as long as we are conducting good business practices and are actively submitting applications and in any event remain in full force and effect until terminated upon thirty (30) days prior written notice given by either party to the other. The Company is providing and attaching hereto an example agreement, the essence of which is used in all such agency agreements in place with insurance carriers. The Company currently has 27 such agreements with the insurance carriers that are currently in effect as of the date of filing. General Counsel for the company has represented to the undersigned that these agreements are “fairly universal in nature”. See Exhibit 10.2.

UUI is currently principally engaged in the recruitment of independent agents who will sell term, universal life, and whole life insurance policies, as well as Final Expense insurance policies and annuities, none of which are originated by UUI and none of which are sold directly by UUI.

In June 2010, the company commenced with selling.

The business office is located at 5650 Colleyville Blvd, Colleyville, Texas 76034, and our telephone number is 817-281-3200.

Executive Summary

Unique Underwriters, Inc. (the "Company") is a National Independent Marketing Organization that focuses exclusively on the sale of mortgage protection insurance policies, final expense insurance policies, annuities and life insurance policies. The Company provides sales and marketing assistance for its agents by utilizing direct-mail lead programs, insurance sales training and agency-building opportunities. The Company provides quality leads to its agents in order to allow them to generate sales of mortgage protection insurance policies, final expense insurance policies, annuities and life insurance policies. The Company was formed as a corporation under the laws of the State of Texas on July 28, 2009. Its principal offices are presently located at 5650 Colleyville Blvd., Colleyville, Texas 76034. The Company’s website is: WWW.UNIQUEUNDERWRITERS.COM. The Company’s telephone number is 817-281-3200. The CEO of the Company is Mr. Samuel Wolfe.

The Company is regulated by the Texas Insurance Department for all insurance products that we offer to our clients. We also currently hold active insurance licenses in the following states: CA, CT, FL, GA, KS, KY, LA, MS, MO, NM, NY, NC, ND, PA, RI, SD, UT, VT, VA, WV, WI.

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Business Model

The Company’s keys to success and critical operational factors are based on the following foundations:

• UUI believes homeowners with a mortgage need Mortgage Protection life Insurance to protect their beneficiaries with life insurance coverage to insure that the mortgage can be paid off in the event of their death. Mortgage Protection can be accomplished by the mortgage holder purchasing a Term, Universal, or Whole Life policy, depending on the age, health, and the specific needs of the homeowner. UUI believes seniors need Final Expense life insurance to cover the cost of their burial and other final expenses associated with their eventual demise. Final Expense insurance can be accomplished by the senior purchasing a Term, Universal, or Whole Life policy as well, depending on the specific age, health, and specific needs of the senior.

• Unique Underwriters provides a lead-generation program which provides agents with Mortgage Protection and Final Expense leads.

• Unique Underwriters provides instruction and training to the independent agents on how to sell life insurance utilizing the direct mail leads provided to the agents by UUI.

• Unique Underwriters provides administrative support for the independent agents consisting of processing new agent contracts, new client applications, lead generation, lead distribution, and technical support.

• Unique Underwriters provides marketing support and training for the independent agents consisting of agency building support, agent mentorship, recruiting, and advertising.

UUI is currently principally engaged in the recruitment of independent agents who will sell term, universal life, and whole life insurance policies, as well as Final Expense insurance policies and annuities, none of which are originated by UUI and none of which are sold directly by UUI.

UUI generates leads by sending direct mail to senior citizens advertising our Final Expense insurance. UUI then distributes these leads through email and our website called “The Lead Station”. The Mortgage Protection leads are sold to the independent agents for an average cost of $38 per lead and the Final Expense leads are sold to the agents for an average cost of $26 per lead.

UUI generates its “A” leads by sending out direct mail. UUI outsources its mailing operation to a mail house called America’s Recommended Mailers Inc. (“ARM”). UUI has an agreement with ARM to mail from their print shop. UUI purchases additional “B” leads from Senior Advisor Services Inc. (“SAS”). SAS has agreed to sell Final Expense Leads to UUI upon request from UUI. UUI also purchases additional “B” leads from Equita Mortgage Group (“Equita”). Equita has agreed to sell Mortgage Protection Leads to UUI upon request from UUI.

UUI encourages agents to recruit other sub agents so that they can create a down line of agents and receive override commissions from the sale of life insurance. When an insurance policy is sold, a large portion of the first year's premium is paid out to various people who were directly or indirectly involved in the sale of that policy. The writing agent receives the bulk of the compensation, and because our independent agents have an override agreement directly with the insurance carriers that UUI represents, the recruiting agent is often paid a smaller portion, called an override, for their role in facilitating the sale. When an agent recruits a subagent into his/her down line the agent is responsible for overseeing, training, and mentoring the subagent to increase the sub agents right to receive increased commissions and UUI oversees this commission structure as well, all as per the below table. UUI provides administrative and marketing support to all of its direct agents and subagents from our home office located at 5650 Colleyville, Texas 76034. The approximate amount of revenue generated through these relationships equates to 80% of our total revenue as shown in the Results of Operations section of Management’s Discussion and Analysis.

GENERAL MANAGER ……95% Commission

(Level achieved when $200,000 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 3 consecutive months between personal production and subagents)

REGIONAL MANAGER ……90% Commission

(Level achieved when $100,000 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 3 consecutive months between personal production and subagents)

AGENCY MANAGER ……85% Commission

(Level achieved when $75,000 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 3 consecutive months between personal production and subagents)

TEAM LEADER ……80% Commission

(Level achieved when $50,000 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 2 consecutive months between personal production and subagents)

PLATINUM AGENT ……75% Commission

(Level achieved when $25,000 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 2 consecutive months between personal production and subagents)

GOLD AGENT ……70% Commission

(Level achieved when $15,000 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 2 consecutive months between personal production and subagents)

SILVER AGENT ……65% Commission

(Level achieved when $10,000 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 2 consecutive months between personal production and subagents)

BRONZE AGENT ……60% Commission

(Level achieved when $7,500 in annualized premium is submitted to the insurance carriers that UUI is appointed with for 2 consecutive months between personal production and subagents)

ENTRY LEVEL AGENT……55% Commission

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Mission

Unique Underwriters’ mission is to develop a successful Independent Marketing Organization by expanding the direct mail program to generate as many leads as possible in the Mortgage Protection and Final Expense markets and to disperse these leads to our independent agents as efficiently as possible so the agents can increase their productivity for both themselves and UUI. UUI also seeks to provide quality training and agent mentoring to its independent agents with the goal of increasing the recruiting activities by the independent agents thereby allowing UUI to grow exponentially.

Key to Success

UUI’s key to success is based on increased capitalization thereby leading to greater geographical coverage by our direct mail lead program. The more leads we are able to generate, the more policies the independent agents will sell. Due to the increased number of leads associated with such mailings the independent agents will have a better opportunity to recruit agents and develop their agencies thereby resulting in greater commissions for the agents and revenue for UUI.

Company History

Samuel Wolfe and Ralph Simpson decided to collectively start Unique Underwriters with a focus on capturing a large market share of the Mortgage Protection and Final Expense life insurance industries.

Unique Underwriters, Inc. was incorporated in the State of Texas on July 28, 2009. UUI is a National Independent Marketing Organization that specializes in Mortgage Protection life insurance, Final Expense life insurance, and annuities.

After its incorporation, Unique Underwriters spent the first 10 months of business as a development stage company. Although Unique Underwriters started generating revenue in June 2010, it has not yet shown a profit and is presently a growth stage company with a limited history of operations.

Past Performance of Principals:

In 2003, Mr. Wolfe co-founded another mortgage protection insurance company, Equita Mortgage Group (EMG), an Independent Marketing Organization (IMO), specializing in the mortgage protection market, where he led the design and implementation of all sales, marketing, and administrative procedures. With Mr. Wolfe as the President and Chief Marketing Officer, EMG’s in-house mail center generated on average one million mailers per month to generate leads for the independent agents. Mr. Wolfe has 8 years of experience developing and managing an IMO.

Mr. Simpson was first recruited into the mortgage protection insurance industry in 2001. His agency, “The Simpson Group” would later produce over $100 million in life insurance sales in 2005. The Simpson Group was responsible for recruiting over 15,000 agents during its operations period. Mr. Simpson has experience with managing and recruiting agents along with training and supervising them. He also has experience with direct mail, lead management, marketing, and administrative procedures.

Competitive Comparison

UUI’s current and anticipated principal competitors are the following: Amerilife, BayPlanning, EPIC, Consolidated Underwriters, ALB Marketing, National Agents Alliance, Insurance Wholesalers and Life & Annuity Masters.

UUI provides Mortgage Protection and Final Expense life insurance leads as well as A rated insurance carriers that offer a variety of Term, Universal, Whole Life, and annuity products. UUI also offers agent training, sales, marketing, and administrative support. We believe that these services provided to our agents give UUI an edge over its competition.

Fulfillment

The key to fulfilling our clients’ insurance needs is providing them with an opportunity to acquire an insurance product from an independent agent that satisfies their insurance needs in Mortgage Protection life insurance, Final Expense life insurance, or annuities. The key to fulfilling our agents’ needs is providing them with leads, training, oversight and support so they can provide quality service to their clients and agents.

UUI agents sell policies originated by outside carriers. Because of the agency agreements UUI has entered into with the insurance carriers, both the agent and UUI earn a commission on each sale. The average commission split between UUI and the agents is currently 50/50, our outside carriers have agreed to compensate UUI for any difference between the commission paid to the agents and the original commission paid to UUI.

The relationship with our Independent agents is an independent contractor relationship. The agents are not employees but are contractually obligated to work for UUI under an agency agreement executed by them upon the commencement of the relationship. UUI recruits Independent agents to work with UUI by placing advertisements in Career Builder, Monster, Craigslist, Facebook, email blast, direct mail, opportunity meetings and word of mouth.

UUI also recruits agents indirectly through our agent network who also recruit agents through word of mouth, recruiting ads in Monster, Career Builder, Craigslist, email blast, opportunity meetings and direct mail.

Future Services

Management will seek to strategically advance market equity and shareholder value. This will be reviewed on a quarterly basis. Future services are constantly under review by Samuel Wolfe and Ralph Simpson.

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Competitive Strategy Summary

Sales Training

UUI agents have the opportunity to participate in an advanced training program which teaches them how to sell insurance products to prospective clients. Agents have the opportunity to purchase leads at various prices from UUI, said prices to depend on the age of the leads from our newly generated and aged inventory of leads.

UUI provides free basic training for all agents in the areas of Mortgage Protection and Final Expense insurance which consist of Term, Universal Life, Whole Life and Annuities. This training is done via webinars and conference calls hosted directly by UUI every two weeks.

UUI also promotes an advanced training two day course that we call “Boot Camp.” The average cost for the two day advanced training class called “Boot Camp” is $250. UUI does not receive any of this revenue. JD Butcher is the “Boot Camp” director and all proceeds go to him for conducting the class.

UUI’s oversight of the agents consists of making sure that they are in compliance with all insurance regulations pertaining to the sale of insurance products as well as making sure that they follow the guidelines set forth in their agency agreements. UUI’s management meets once a week to review and overlook all lead and insurance sales associated with the agents. Management also meets once a week to make sure that the agents are producing quality business for the insurance carriers. In addition, through UUI’s mentoring program UUI provides a person for the agents to call that works for UUI and is called UUI “Agency Mentor”. Then he/she helps them with any questions they may have associated with products, sales, leads, insurance, regulations, guidelines, and technical support associated with the websites hosted by both UUI and the insurance carriers.

Mortgage Protection and Final Expense life insurance leads

Agents have the opportunity to purchase leads at various prices from UUI, said prices to depend on the age of the leads from our newly generated and aged inventory of leads.

UUI generates leads from people that have a mortgage loan by sending direct mail to them and once the postage paid return mail comes back to UUI those are called leads. UUI also generates leads by sending direct mail to senior citizens advertising Final Expense insurance. UUI then distributes these leads through email and our website called “The Lead Station”. The Mortgage Protection leads are sold to the independent agents for an average cost of $38 per lead and the Final Expense leads are sold to the agents for an average cost of $26 per lead. These $38 and $26 leads have never been sold to an agent and are considered our best quality leads and are called our “A” leads. The agents have the ability to get their “A” lead cost down to $2.00 if they sell a certain amount of insurance from the “A” leads. This is an incentive from UUI to motivate the agents to sell more insurance.

UUI also offers what we call “B” leads to the agents that work in the “Mortgage” and “Final Expense” markets. A “B” lead is an “A” lead that has been purchased once by an agent. The agents have 30 days to generate an insurance sale from the “A” lead before it becomes an available “B” lead to other agents. The ”B” leads consist of three different categories based on how many times an agent has purchased them. A “Gold B” lead has been purchased only once as a former “A” lead. The cost of a “Gold B” lead is $7.00. A “Silver B” lead has been purchased once as an A lead and once as a “Gold B” lead and is sold to an agent at a cost of $5.00 per lead. A “Bronze B” lead has been purchased once as an A lead, once as a “Gold B” lead, and once as a “Silver B” lead and is sold to an agent at a cost of $3.00.

The agents have 30 days to make a sale after they purchase any lead from UUI and after 30 days of having the lead proprietary to them the lead is removed from “The Lead Station” and becomes available to other agents. “1 Year Old B” leads are leads that have been in “The Lead Station” for over a year and are available to agents at a cost of $1.00 per lead. All leads are proprietary for 30 days to any agent who purchases them. The average age of “A” leads is 15 days old. The average age of “B” leads is 365 days old.

UUI removes all leads from being available for purchase after an insurance policy has been generated. In fact over 36% of our total revenues are generated through the sale of all leads. UUI purchases data to create mailings which produces leads for anyone who want us to mail for them.  UUI charges a deposit to cover the cost of the first two weeks mailings by implementing  the “Area Lead Request” deposit form where a deposit of $500 is charged as  a retainer. Considering some of the agents are not proven producers UUI hedges its financial risk associated with the new agent that is requesting new mailings to generate “A” leads. UUI also provides membership packages that will allow an agent to avoid paying the $500 “ALR” by subscribing to a monthly membership package as outlined below. Therefore, UUI also generates monthly fees from the agents by offering the agents what we call membership packages outlined in the below table:

PREMIUM MEMBERSHIPS - 4 CHOICES
BENEFITS	BASIC	EXECUTIVE	ENTREPRENEUR	PARTNER	FOUNDER
C ontracted with UUI Carriers	Yes	Yes	Yes	Yes	Yes
Access to Company Calls	Yes	Yes	Yes	Yes	Yes
Aceess to Company Events and Conventions	Yes	Yes	Yes	Yes 10% Discount	Yes 10% Discount
Access to Lead Station	Yes Only B's	Yes All Leads	Yes All Leads	Yes All Leads	Yes All Leads
Access to Agent Hotline	No	Yes	Yes	Yes	Yes
Access to Agent Mentor	No	Yes	Yes	Yes	Yes
Access to ALR(s)	No	Yes With $500 Reserve Acct	Yes No Reserve Acct Required	Yes No Reserve Acct Required	Yes No Reserve Acct Required
Replicated Corporate Website System ?	No	Yes	Yes	Yes	Yes
Access to Agent Training, Training Videos & Premium Resources	No	Yes	Yes	Yes	Yes
Replicated Life Website System	No	No	No	Yes	Yes
Access to Advanced Boot Camp Training Calls	No	No	Yes	Yes	Yes
Participation in Incentive-Based Profit Sharing	No	No	Yes	Yes	Yes
Basic UNIQUECARE Discount Health Plan membership	No	No	No	Yes	Yes
Notification of all lead specials, prior to general agent notification	No	No	No	Yes	Yes
Commissionable Income	No	No	No	Yes $10/month for each direct Partner Member	Yes $10/mo for each direct Partner $12/mo for each direct Founder
Final Expense B Leads Cost	Full Price	Full Price	Full Price	50% Discount	50% Discount
Free Monthly Leads *5 Free Leads for Every 5 Applications Turned in Each Month (10=10, 15=15, 20=20)	No	No	No	Yes	Yes
ALR & Excess A Lead Cost	N/A	Full Price	Full Price	Full Price	$19/Lead 10 Day Exclusive
A Lead Override Charge on Direct Agents	Yes	Yes	Yes	Yes	No - Wow!
Travel Lead Request (TLR)	No	Yes With $500 Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Only $26/Lead, 30 Minimum
NEW MEMBER COST	FREE	$24.99/MO	$59.99/MO	$99.99/MO	$159.99/MO
Waiving an ALR Deposit	N/A	N/A	FREE 1 YEAR	$59.99/MO	$119.00/MO

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Company Summary

Unique Underwriters primarily markets and services the mortgage protection insurance, final expense, annuities and all aspects of life insurance sales agencies encompassing both client and agents.

Our Products include:

Term and UL/Whole Mortgage life insurance, which is approximately 84% and 7% of our revenues, respectively are forms of life insurance that will cover the cost of the mortgage in the event of policy holder’s death, so that his/her family doesn’t have to worry about paying it off without the aid of primary income. Life insurance can be used for a variety of purposes, such as: providing for your spouse and children, paying off your mortgage and other debts, transferring wealth or business interests, accumulating cash on a tax advantaged basis, achieving estate tax liquidity, saving money for college expenses or retirement or other life events. Disability Insurance pays the insured a monthly benefit if he/she becomes disabled, as a result of an accident or disease, and cannot perform the duties of their own job.

Final expense insurance, which is approximately 7% of our revenues, is an insurance policy used to pay for funeral services and a burial when the named insured dies. Such a policy helps ease the financial burden placed on a family when a loved one dies. It is no different than a traditional life insurance policy with a small monetary value. Final expense insurance allows the named insured to feel safe knowing that funeral-related expenses are covered regardless of the status of their estate at the time of death.

Annuities, which are approximately 2% of our revenues, provide tax-deferred growth, liquidity, and income options, plus a death benefit that may bypass the costs and delays of probate. An annuity could be right for you if: a) prefer to delay your taxes to a later date; b) are already contributing all you can to your IRA or qualified plan; c) are comfortable that you won’t need extra money immediately; d) prefer a minimum guaranteed interest rate. We have an array of products that include fixed indexed annuities that are based on the performance of an Index, which provides you with all the upside potential and none of the downside risk of the market.

Description of Products:

Term Insurance - A life insurance policy which provides a stated benefit upon the holder’s death, provided that the death occurs within a certain specified time period. However, the policy does not provide any returns beyond the stated benefit, unlike an insurance policy which allows investors to share in returns from the insurance company’s investment portfolio

Whole Life Insurance - Insurance on the life of the insured for a fixed amount at a definite premium that is paid each year in the same amount during the entire lifetime of the insured.

Universal Life Insurance (UL) - Universal Life is a type of permanent life insurance based on a cash value. That is, the policy is established with the insurer where premium payments above the cost of insurance are credited to the cash value.

Final Expense Insurance - Is an insurance policy used to pay for funeral services and a burial when the named insured dies.

Annuities - A fixed sum of money paid to someone each year, typically for the rest of their life or a form of insurance or investment entitling the investor to a series of annual sums.

The company’s primary focus upon conception was for mortgage protection insurance which is offered via term life, universal life or whole life insurance products. The percentages reflect where the majority of the business is currently earning revenue however the company has expanded its market to include final expense insurance and annuities.

The products described above are the products the company markets and are underwritten by various third party insurance underwriters and the company is not currently developing their own in-house products.

Company Ownership

When this Registration Statement becomes effective Unique Underwriters will be a Registrant and subject to the reporting requirements of the Securities Exchange Act of 1934. Unique Underwriters will not become a publicly traded entity until our stock is traded on an exchange. At that time, Samuel Wolfe will be our CEO, President and Director and Ralph Simpson will be our COO, Chairman, and Director.

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Company History

After creating key relationships and strategic partnerships to amass over 20 years of industry experience, Samuel Wolfe and Ralph Simpson decided to collectively start Unique Underwriters with a focus on capturing an even larger market share of the mortgage protection, life insurance and final expense insurance industry. Please refer to the biographies of respective founders for previous experience and history.

Unique Underwriters, Inc. was incorporated in the State of Texas on July 28, 2009. We are a national, independent, insurance sales and marketing company specializing in mortgage protection insurance, final expense, annuities and all aspects of life insurance sales.

After its inception, on July 28, 2009, Unique Underwriters, Inc spent the next 10 months of business as a development stage company, and in June 2010, Unique started generating revenues and growing, but has not yet made a profit. We are now a growth stage company. Unique Underwriters Inc. has a limited history of operations.

Past Performance of Principals:

In 2003, Mr. Wolfe co-founded another mortgage protection insurance company, Equita mortgage group (EMG), an Independent Marketing Organization (IMO), specializing in the mortgage protection market, where he led the design and implementation of all sales and marketing strategies. With Mr. Wolfe at the helm, as President, their in-house mail center distributed one million pieces per month. Mr. Wolfe grew the organization to one of the top three IMO’s in the United States. His organization produced over $120 million in premiums from 2004 – 2010 and over $40 million in revenue. Mr. Wolfe now dedicates 100% of his work to Unique Underwriters, Inc.

Mr. Simpson was recruited into the mortgage protection insurance industry in 2001, where he quickly became the national top producer, with his group, The Simpson Group, producing over $100 million in 2005, catapulting his company to one of the top two Independent Marketing Organizations (IMO) in the United States. Mr. Simpson now dedicates his full-time employment to Unique Underwriters, Inc.

Services

Unique Underwriters is committed to providing professional sales and service for its insurance customers.

Service Description

The following is a current list of our carriers and products:

Appointments
UNIQUE UNDERWRITERS INC.
Company	Active
AMERICAN GENERAL LIFE INSURANCE COMPANY	05/27/2010
AMERICAN-AMICABLE LIFE INSURANCE COMPANY OF TEXAS	05/22/2010
ASSURITY LIFE INSURANCE COMPANY	08/10/2010
COLUMBIAN LIFE INSURANCE COMPANY	05/21/2010
INDEPENDENT ORDER OF FORESTERS, THE	09/03/2010
LIFE INSURANCE COMPANY OF THE SOUTHWEST	06/04/2010
MONUMENTAL LIFE INSURANCE COMPANY	12/11/2010
NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE	03/24/2011
OCCIDENTAL LIFE INSURANCE COMPANY OF NORTH CAROLINA	06/02/2010
ROCKLAND LIFE INSURANCE COMPANY	07/22/2010
STONEBRIDGE LIFE INSURANCE COMPANY	05/21/2010
WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO	05/21/2010

Competitive Comparison

We feel that our current and anticipated principal competitors are the following: Amerilife, BayPlanning, EPIC, Consolidated Underwriter, ABL marketers, National Agents Alliance, Insurance Wholesalers and Life & Annuity Masters.

Our service called “Leads Station” is our competitive difference.

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PROCESS BY WHICH LEADS ARE GENERATED

UUI generates leads from people that have a mortgage loan by sending direct mail to them and once the postage paid return mail comes back to UUI those are called leads. UUI also generates leads by sending direct mail to senior citizens advertising Final Expense insurance. UUI then distributes these leads through email and our website called “The Lead Station”. The Mortgage Protection leads are sold to the independent agents for an average cost of $38 per lead and the Final Expense leads are sold to the agents for an average cost of $26 per lead. These $38 and $26 leads have never been sold to an agent and are considered our best quality leads and are called our “A” leads. The agents have the ability to get their “A” lead cost down to $2.00 if they sell a certain amount of insurance from the “A” leads. This is an incentive from UUI to motivate the agents to sell more insurance.

UUI also offers what we call “B” leads to the agents that work in the “Mortgage” and “Final Expense” markets. A “B” lead is an “A” lead that has been purchased once by an agent. The agents have 30 days to generate an insurance sale from the “A” lead before it becomes an available “B” lead to other agents. The ”B” leads consist of three different categories based on how many times an agent has purchased them. A “Gold B” lead has been purchased only once as a former “A” lead. The cost of a “Gold B” lead is $7.00. A “Silver B” lead has been purchased once as an A lead and once as a “Gold B” lead and is sold to an agent at a cost of $5.00 per lead. A “Bronze B” lead has been purchased once as an A lead, once as a “Gold B” lead, and once as a “Silver B” lead and is sold to an agent at a cost of $3.00.

The agents have 30 days to make a sale after they purchase any lead from UUI and after 30 days of having the lead proprietary to them the lead is removed from “The Lead Station” and becomes available to other agents. “1 Year Old B” leads are leads that have been in “The Lead Station” for over a year and are available to agents at a cost of $1.00 per lead. All leads are proprietary for 30 days to any agent who purchases them. The average age of “A” leads is 15 days old. The average age of “B” leads is 365 days old.

UUI removes all leads from being available for purchase after an insurance policy has been generated. In fact over 36% of our total revenues are generated through the sale of all leads. UUI purchases data to create mailings which produces leads for anyone who want us to mail for them.  UUI charges a deposit to cover the cost of the first two weeks mailings by implementing  the “Area Lead Request” deposit form where a deposit of $500 is charged as  a retainer. Considering some of the agents are not proven producers UUI hedges its financial risk associated with the new agent that is requesting new mailings to generate “A” leads. UUI also provides membership packages that will allow an agent to avoid paying the $500 “ALR” by subscribing to a monthly membership package as outlined below. Therefore, UUI also generates monthly fees from the agents by offering the agents what we call membership packages outlined in the below table:

PREMIUM MEMBERSHIPS - 4 CHOICES
BENEFITS	BASIC	EXECUTIVE	ENTREPRENEUR	PARTNER	FOUNDER
Contracted with UUI Carriers	Yes	Yes	Yes	Yes	Yes
Access to Company Calls	Yes	Yes	Yes	Yes	Yes
Aceess to Company Events and Conventions	Yes	Yes	Yes	Yes 10% Discount	Yes 10% Discount
Access to Lead Station	Yes Only B's	Yes All Leads	Yes All Leads	Yes All Leads	Yes All Leads
Access to Agent Hotline	No	Yes	Yes	Yes	Yes
Access to Agent Mentor	No	Yes	Yes	Yes	Yes
Access to ALR(s)	No	Yes With $500 Reserve Acct	Yes No Reserve Acct Required	Yes No Reserve Acct Required	Yes No Reserve Acct Required
Replicated Corporate Website System ?	No	Yes	Yes	Yes	Yes
Access to Agent Training, Training Videos & Premium Resources	No	Yes	Yes	Yes	Yes
Replicated Life Website System	No	No	No	Yes	Yes
Access to Advanced Boot Camp Training Calls	No	No	Yes	Yes	Yes
Participation in Incentive-Based Profit Sharing	No	No	Yes	Yes	Yes
Basic UNIQUECARE Discount Health Plan membership	No	No	No	Yes	Yes
Notification of all lead specials, prior to general agent notification	No	No	No	Yes	Yes
Commissionable Income	No	No	No	Yes $10/month for each direct Partner Member	Yes $10/mo for each direct Partner $12/mo for each direct Founder
Final Expense B Leads Cost	Full Price	Full Price	Full Price	50% Discount	50% Discount
Free Monthly Leads *5 Free Leads for Every 5 Applications Turned in Each Month (10=10, 15=15, 20=20)	No	No	No	Yes	Yes
ALR & Excess A Lead Cost	N/A	Full Price	Full Price	Full Price	$19/Lead 10 Day Exclusive
A Lead Override Charge on Direct Agents	Yes	Yes	Yes	Yes	No - Wow!
Travel Lead Request (TLR)	No	Yes With $500 Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Full Price, 30 Minimum	Yes No Reserve Acct, Only $26/Lead, 30 Minimum
NEW MEMBER COST	FREE	$24.99/MO	$59.99/MO	$99.99/MO	$159.99/MO
Waiving an ALR Deposit	N/A	N/A	FREE 1 YEAR	$59.99/MO	$119.00/MO

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THE OPPORTUNITY FOR AN AGENT TO BUILD THEIR OWN BUSINESS.

The Company's lead generation process helps the agent increase their productivity and build their own business. Furthermore, leads are immediately distributed to the agents so they can begin selling as soon as reasonably practicable. The Company also provides an intense training program so the agent will be better prepared to sell insurance products to prospective clients.
The approximate turnover in agents equates to 10%. Because the agents are Independent and they are not required to purchase leads 90% of them stay under UUI even if they are not generating new business because of the competitive commission levels and diversity of insurance carriers UUI offers them. On average 10% of the agents request a release from UUI to go and work for other organizations. Agents can decide to leave for a number of different reasons. UUI might not be able to generate leads in the areas that they want to work while a competitor may be able to do so. There are several reasons an agent could want to go and work for another Independent Marketing Organization. Some of the reasons are attrition, inability to sell, inability to recruit, natural causes, economic reasons, relocation reasons, cheaper leads elsewhere, or higher commissions from a competitor.

JOINING OUR BUSINESS

Unique Underwriters is an agent’s source for creating opportunities from our leads. Unique Underwriters, offers competitive products from over 25 carriers. We are dedicated to generating mortgage protection, final expense, annuities and all aspects of life insurance sales leads. Unique Underwriters leads are provided to Unique Underwriters agents.

Sales Collateral and Backend

An online resource under the URL www.uniqueunderwriters.com has been created to support all agent activities. This will be further enhanced with online training and social media support.

Fulfillment

The key to fulfilling our client and agents needs is provided by our core team who have over 20 years’ experience between them in the insurance industry.

Future Services

As a future publicly traded company, the founders, management and board members will continue to seek to strategically advance market equity and shareholder value. This will be reviewed on a quarterly basis. Future services are constantly under review. Samuel Wolfe and Ralph Simpson will be conducting the review described and that they are the sole founders, management and board members

Strategy and Implementation Summary

1. Emphasize service and ongoing support. Greatly enhance client retention.

2. Build strong partnerships. Concentrate on building a long term relationships with our clients and agents making the client and our agents appreciate the value of a long-term relationship.

3. Focus on target markets. We must focus on client segments that we identify and select to insure.

Marketing Strategy

UUI’s marketing strategy consists of determining what products or services may be of interest to our agents and customers, and the strategy to use in sales, communications and business development. UUI’s marketing strategy is an integrated process through which we build strong customer relationships and create value for our independent agents and clients. UUI focuses on developing its lead generation departments which will generate leads throughout the United States. With the customer and agent as the focus of our activities, marketing management is a major component of our overall business strategy. UUI realizes that in order to satisfy its organizational objectives, our organization should anticipate the needs and wants of the independent agent and clients, and satisfy these more effectively than our competitors. Some of the methods we utilize in our marketing strategy include, our company website www.uniqueunderwriters.com, www.Monster.com, www.Craigslist.com, www.careerbuilder.com, www.Facebook.com, www.Youtube.com and www.Twitter.com

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party is or in which to our knowledge any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

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AUDITED FINANCIAL STATEMENTS

UNIQUE UNDERWRITERS, INC.

JUNE 30, 2011

 --------

CONTENTS

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM……………………… 1

BALANCE SHEETS…………………………………………………………………………... 2

STATEMENT OF OPERATIONS…………………………………………………………….. 3

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)………………………………… 4

STATEMENT OF CASH FLOWS…………………………………………………………….. 5

NOTES TO THE AUDITED FINANCIAL STATEMENTS……………….………………… 6-12

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Unique Underwriters, Inc.

We have audited the accompanying balance sheet of Unique Underwriters, Inc. as of June 30, 2011 and 2010 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unique Underwriters, Inc. as of June 30, 2011 and 2010, and the results of its operations, changes in stockholders’ equity (deficit) and cash flows for the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses, has negative working capital, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Bongiovanni & Associates, CPA’s

Bongiovanni & Associates, CPA’s

Cornelius, North Carolina

September 26, 2011

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UNIQUE UNDERWRITERS, INC.
BALANCE SHEETS
	As of
	June 30, 2011	June 30, 2010

ASSETS

CURRENT ASSETS:
Cash	$ 41,269	$23,174
TOTAL CURRENT ASSETS	41,269	23,174

TOTAL ASSETS	$41,269	$23,174

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$37,587	$46,290
TOTAL CURRENT LIABILITIES	37,587	46,290

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock ($0.001, 1,000,000,000 shares authorized; 75,387,282 and 1,000 shares issued and outstanding at June 30, 2011 and 2010, respectively)	75,387	0
Common stock to be issued (4,900,000 shares, no par value, at June 30, 2010)	0	0
Class A preferred stock ($0.001par value with 10:1 conversion and voting rights, 100,000,000 shares authorized; 0 and 0 shares issued and outstanding at June 30, 2011 and 2010, respectively)	0	0
Class B preferred stock ($0.001par value with 1:1 conversion and voting rights, 50,000,000 shares authorized; 0 and 0 shares issued and outstanding at June 30, 2011 and 2010, respectively)	0	0
Additional paid in capital	807,686	100,000
Common stock subscription receivable	0	(28,500)
Retained deficit	(879,390)	(94,616)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	3,682	(23,116)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$41,269	$23,174

The accompanying notes are an integral part of these consolidated financial statements

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF OPERATIONS
		For the period from
	For the year ended	inception (July 28, 2009)
	June 30, 2011	through June 30, 2010
REVENUES :
Insurance sales commissions	$1,225,497	$17,899
Lead sales commissions	692,460	85,769
Total commission	1,917,957	103,668

Cost of sales	(1,046,887)	(108,063)
Gross profit	871,070	(4,395)

EXPENSES :
Consulting fee	163,958	40,000
Contract labor	836,187	30,900
Payroll and related taxes	200,692	0
Computer/internet expenses	46,425	0
Credit card processing fee	35,302	0
Management expense	143,750	0
Insruance expenses	37,070	0
Rent	80,737	13,724
Other general and administrative expenses	111,921	5,597
Total expenses	1,656,042	90,221

Loss from operations	$(784,972)	$(94,616)

Interest income	198	0

Loss before income taxes	(784,774)	(94,616)

Provision for income taxes	0	0

NET LOSS	$(784,774)	$(94,616)

Basic and fully diluted net loss per common share:	$(0.04)	$94.61

Weighted average common shares outstanding	18,795,185	1,000

The accompanying notes are an integral part of these consolidated financial statements

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED JUNE 30, 2011 AND FOR THE PERIOD FROM INCEPTION (JULY 28, 2009) THROUGH JUNE 30, 2010

	Common Stock		Common Stock			Stockholders' Equity
	Shares	Amount (Par value $0.001)	Subscription Receivable	Additional Paid-in Capital	Retained (Deficit)	(Deficit)

Balances, July 28, 2009	0	$0	$0	$0	$0	$0

1,000 common shares issued at inception at no par value	1,000	0	0	0	0	0

4,900,000 common shares subscribed to accredited investors	0	0	(28,500)	100,000	0	71,500

Net loss for period from inception (July 28, 2009) through June 30, 2010	0	0	0	0	(94,616)	(94,616)

Balances, June 30, 2010	1,000	$0	$(28,500)	$100,000	$(94,616)	$(23,116)

Stock issued for services rendered	66,400,817	66,401	0	118,850	0	185,251

Stock issued for cash	8,985,465	8,985	28,500	588,836	0	626,322

Net loss for the year ended December 31, 2011	0	0	0	0	(784,774)	(784,774)

Balances, December 31, 2010	75,387,282	$75,386	$0	$807,686	$(879,390)	$3,682

The accompanying notes are an integral part of these consolidated financial statements

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UNIQUE UNDERWRITERS, INC.
STATEMENT OF CASH FLOWS

	For the year	For the period from
	ended June 30, 2011	inception (July 28, 2009)
		through June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(784,774)	$(94,616)
Adjustments to reconcile (net loss) to net cash
(used in) operations:
Stock issued for services rendered	185,251	0
Increase (decrease) in operating liabilities
Accounts payable	(8,703)	46,290
NET CASH (USED IN) OPERATING ACTIVITIES	(608,226)	(48,326)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common shares to accredited investors	626,322	71,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	626,322	71,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,096	23,174

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	23,174	0

END OF THE PERIOD	$41,269	$23,174

NON-CASH FINANCING ACTIVITIES:
4,900,000 common shares subscribed to accredited investors	$0	$28,500

The accompanying notes are an integral part of these consolidated financial statements

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Unique Underwriters, Inc. (the “Company”) is a national, independent, mortgage protection insurance sales and marketing company located in the Dallas, Texas area. The Company was incorporated in the State of Texas on July 28, 2009.

Unique Underwriters, Inc. offers the following forms of insurance sales:

Mortgage life insurance is a form of life insurance that will cover the cost of the mortgage in the event of policy holder’s death, so that his/her family doesn’t have to worry about paying it off without the aid of primary income. Life insurance can be used for a variety of purposes, such as: providing for your spouse and children, paying off your mortgage and other debts, transferring wealth or business interests, accumulating cash on a tax advantaged basis, achieving estate tax liquidity, saving money for college expenses or retirement or other life events. Disability Insurance pays the insured a monthly benefit if he/she becomes disabled, as a result of an accident or disease, and cannot perform the duties of their own job.

Final expense insurance is an insurance policy used to pay for funeral services and a burial when the named insured dies. Such a policy helps ease the financial burden placed on a family when a loved one dies. It is no different than a traditional life insurance policy with a small monetary value. Final expense insurance allows the named insured to feel safe knowing that funeral-related expenses are covered regardless of the status of their estate at the time of death.

Annuities provide tax-deferred growth, liquidity, and income options, plus a death benefit that may bypass the costs and delays of probate. An annuity could be right for you if: a) prefer to delay your taxes to a later date; b) are already contributing all you can to your IRA or qualified plan; c) are comfortable that you won’t need extra money immediately; d) prefer a minimum guaranteed interest rate. We have an array of products that include fixed indexed annuities that are based on the performance of an Index, which provides you with all the upside potential and none of the downside risk of the market.

Basis of Presentation

The financial statements include the accounts of Unique Underwriters, Inc. under the accrual basis of accounting.

Management’s Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition – The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)      persuasive evidence of an arrangement exists,

(ii)     the services have been rendered and all required milestones achieved,

(iii)   the sales price is fixed or determinable, and

(iv) collectability is reasonably assured.

The approval from the Company’s insurance carriers, which occurs upon receipt of our commission check and the policy can be reviewed online, and related completion of services to the client is an event that triggers revenue recognition.

No revenue is recognized prior to receipt of the commission check.

The lead sales revenue is recognized when one of our agents submits an order to purchase leads and simultaneously their credit card is processed and the leads are distributed to them.

Cost of Sales  - The Company policy is to recognize cost of sales in the same manner in conjunction with revenue recognition, when the costs are incurred. Cost of sales includes the costs directly attributable to revenue recognition and include marketing and leads generation costs, leads purchased costs and agent expenses. Selling, general and administrative expenses are charged to expense as incurred.

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Loss) - The Company reports comprehensive income and its components following guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2011.

Risk and Uncertainties - The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

Stock-Based Compensation - The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. For the year ended June 30, 2011, the Company recorded $185,251 in compensation expense based on the fair value of services rendered in exchange for common shares issued to the vendors. These approximated the fair value of the shares at the dates of issuances.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at June 30, 2011 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the for the year ended June 30, 2011

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements - The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

FASB Accounting Standards Codification

(Accounting Standards Update (“ASU”) 2009-01)

In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the period from inception (July 28, 2009) through June 30, 2011.

As a result of the Company’s implementation of the Codification during the period from inception (July 28, 2009) through June 30, 2011, previous references to new accounting standards and literature are no longer applicable. In the current annual financial statements, the Company will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Subsequent Events

(Included in Accounting Standards Codification (“ASC”) 855 “Subsequent Events”, previously SFAS No. 165 “Subsequent Events”)

ASC 855 established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the consolidated financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the consolidated financial statements are issued. ASC 855 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. ASC 855 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s consolidated financial statements. The Company evaluated for subsequent events through the issuance date of the Company’s consolidated financial statements. No recognized or non-recognized subsequent events were noted.

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (cont.)

Determination of the Useful Life of Intangible Assets

(Included in ASC 350 “Intangibles — Goodwill and Other”, previously FSP SFAS No. 142-3 “Determination of the Useful Lives of Intangible Assets”)

ASC 350 amended the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under previously issued goodwill and intangible assets topics. This change was intended to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under topics related to business combinations and other GAAP. The requirement for determining useful lives must be applied prospectively to intangible assets acquired after the effective date and the disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. ASC 350 became effective for consolidated financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of ASC 350 did not impact the Company’s consolidated financial statements.

Noncontrolling Interests

(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51”)

ASC 810 changed the accounting and reporting for minority interests such that they will be recharacterized as noncontrolling interests and classified as a component of equity. ASC 810 became effective for fiscal years beginning after December 15, 2008 with early application prohibited. The adoption of ASC 810 did not have any other material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities — Amended

(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)”)

ASC 810 amends FASB Interpretation No. 46(R) “Consolidation of Variable Interest Entities regarding certain guidance for determining whether an entity is a variable interest entity and modifies the methods allowed for determining the primary beneficiary of a variable interest entity. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. ASC 810 is effective for the first annual reporting period beginning after November 15, 2009, with earlier adoption prohibited. The Company adopted ASC 810 in fiscal 2010 and there was no material impact on the Company’s financial statements.

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 2 INCOME TAXES

At June 30, 2011, the Company had federal and state net operating loss carry forwards of approximately $879,390 that expire in various years through the year 2024.

Due to operating losses, there is no provision for current federal or state income taxes for the year ended June 30, 2011.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at June 30, 2011 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $307,000 less a valuation allowance in the amount of approximately $307,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $274,000 and $33,000 for the year ended June 30, 2011and for the period from inception (July 28, 2009) through June 30, 2010, respectively.

The Company’s total deferred tax asset as of June 30, 2011 is as follows:

Total deferred tax asset	$307,000
Valuation allowance	(307,000)

Net deferred tax asset	$0

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the year ended June 30, 2011 is as follows:

Income tax computed at the federal statutory rate	35%
Valuation allowance	(35%)
Total deferred tax asset	0%

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 3 CAPITAL STOCK

The Company is currently authorized to issue 1,000,000,000 common shares at $.001 par value per share.

The Company is currently authorized to issue 100,000,000 Class A preferred shares at $.001 par value per share with 10:1 conversion and voting rights.

The Company is currently authorized to issue 50,000,000 Class B preferred shares at $.001 par value per share with 1:1 conversion and voting rights.

During the period from inception (July 28, 2009) through June 30, 2010, the Company subscribed to 4,900,000 common shares in exchange for $71,500 in cash collections during the period from inception (July 28, 2009) through June 30, 2010 and $28,500 was received subsequent thereto from the sale thereof pursuant to a private placement to accredited investors made under Regulation 504.

During the year ended June 30, 2011, the Company issued 8,985,465 common shares in exchange for $626,322 in cash collections pursuant to a private placement to accredited investors made under Regulation 504.

During the year ended June 30, 2011, the Company issued as compensation for services a total of 66,400,817 common shares, out of which 65,000,000 common shares were issued to its founders.

NOTE 4 LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company has a three year lease at $5,330.5 per month with an unrelated party. The lease expired on April 30, 2014.

The Company assumed and renewed a shopping center lease from a party related through common ownership. The lease is for five years at $840 per month and expires on May 31, 2016.

Future minimum rental payments under the leases for the next five years are as follows:

2012	$74,040
2013	74,040
2014	63,380
2015	10,080
2016	9,240
$230,780

NOTE 5 LOSS PER SHARE

Loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Basic and diluted loss per share was the same for the year ended June 30, 2011.

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Unique Underwriters, Inc.

Notes to audited financial statements

For the year ended June 30, 2011 and for the period from inception (July 28, 2009) through June 30, 2010

NOTE 6 SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the year ended June 30, 2011 are summarized as follows:

Cash paid during the period for interest and income taxes:

Income Taxes	$0
Interest	$0

NOTE 7 GOING CONCERN AND UNCERTAINTY

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 8 SEGMENT REPORTING

The Company follows paragraph 280 of the FASB Accounting Standards Codification for disclosures about segment reporting. This Statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of June 30, 2011.

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AGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Bongiovanni & Associates, CPA’s of Cornelius, NC, as our principal independent registered public accountants as of February 28, 2011. We did not consult with Bongiovanni & Associates, CPA’s. . regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. Neither a written report nor oral advice was provided to us by Bongiovanni & Associates; CPA’s that they concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. We did not consult Bongiovanni & Associates, CPA’s regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K and related instructions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements

Some of the factors that could affect our financial performance, because actual results to differ from our estimates or underlie such statements are set forth in various places in this Prospectus. These factors include, but are not limited to:

·        the success or failure of the Company’s efforts to successfully market the website and product matrix as scheduled;

·        the Company’s ability to attract, build, and maintain a customer base;

·        the Company’s ability to attract and retain quality employees;

·        the effect of changing economic conditions;

·        the ability of the Company to obtain adequate debt financing if only a fraction of this offering is sold; and other risks which are described under “RISK FACTORS” and which may be described in future communications to shareholders. The Company makes no representation and undertakes no obligation to update the information to reflect actual results or changes in assumptions or other factors that could affect those statements.

You are cautioned not to place undue reliance on these statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any statements to reflect new information or the occurrence of unanticipated events or otherwise.

Recent Developments

UNIQUE UNDERWRITERS, INC. commenced operations in June 2009 and is organized as a C corporation under the laws of the State of Texas. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company may incur losses in the future. There can be no assurances that Unique Underwriters, Inc. will continue to sustain operations.

Results of Operations

For the years ended June 30, 2011 and 2010

Revenues

We had revenue of $1,917,957 for the year ended June 30, 2011, of which $1,225,497 from the commissions due to sales of insurance products, including Mortgage life insurance, Final expense insurance and annuities, and $692,460 from the sales of leads. Comparatively, we had revenue of $103,668 for the period from July 28, 2009 (inception) through June 30, 2010, of which $17,899 from the commissions due to sales of insurance products, and $85,769 from the sales of leads. The revenue figure in the fiscal year ended June 30, 2010 represented our sales in June 2010 only because we had no revenue activity until June of 2010

We recognized our commission as revenues upon the approval from our insurance carriers and related completion of services to the client, and recognized the lead sales revenue when one of our agents submitted an order to purchase leads and simultaneously their credit card was processed and the leads were distributed to them.

Cost of Sales

The cost of sales was $1,046,887, or 54.6% of revenues, for the year ended June 30, 2011, including Marketing/Leads Generation of $707,492, Leads Purchased Cost of $136,495 and agent expenses of $202,900. Comparatively, our cost of sales was $108,063 for the period from July 28, 2009 (inception) through June 30, 2010, including Marketing/Leads Generation of $84,057, Leads Purchased Cost of $1,242 and agent expenses of $22,764. The cost of sales figure in the fiscal year ended June 30, 2010 represented our cost of sales in June 2010 only because we had no sales activity until June of 2010.

We recognized cost of sales in the same manner in conjunction with revenue recognition, when the costs were incurred. Cost of sales includes the costs directly attributable to revenue recognition, marketing and leads generation costs and leads purchased costs. Payments to agents would be examples of cost of sales items.

Contract labor expenses were not directly related to the generation of sales, rather were involved in the selling, general and administrative expenses of the business.

Expenses

We had operating expenses of $1,656,042 for the year ended June 30, 2011, resulting in a loss of $784,774 during the year. We had operating expenses of $90,221 for the period from July 28, 2009 (inception) through June 30, 2010, resulting in a loss of $94,616 during the period. Our operating expenses in the fiscal year ended June 30, 2010 was low compared to the fiscal year ended June 30, 2011 because we had no sales activity until June of 2010.

Our operating expenses included consulting fee, contract labor, payroll and related taxes, rent and other administrative expenses.

	For the year ended June 30, 2010	For the period from July 28, 2009 (inception) through June 30, 2010
Consulting fee	163,958	40,000
Contract labor	836,187	30,900
Payroll and related taxes	200,692	0
Rent	80,737	13,724
Management expense	143,750	0
Other general and administrative expenses	230,718	5,597
Total expenses	1,656,042	90,221

Included in other administrative expenses in the accompanying statement of operations are miscellaneous and sundry expenses pertaining to office expenses and office supplies that are immaterial to be presented separately on the face of the statement of operations.

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Liquidity and Capital Resources

For the years ended June 30, 2011 and 2010

Operating Activities

Net cash used in operating activities was ($608,226) for the year ended June 30, 2011 due primarily to the net loss of ($784,774), plus the decrease in accounts payable in the amount of $8,703, offset by the non-cash expenses of $185,251 resulting from the stock issuance as compensation. Net cash used in operating activities was $48,326 for the period from July 28, 2009 (inception) through June 30, 2010 due primarily to the net loss of $94,616, offset by the increase in accounts payable in the amount of $46,290.

Financing Activities

Net cash provided by financing activities was $626,322 for the year ended June 30, 2011 due primarily to the proceeds from sales of common stock to accredited investors. Comparatively, we had net cash provided by financing activities of $71,500 for the period from July 28, 2009 (inception) through June 30, 2010, which was also the proceeds from sales of common stock to accredited investors.

We had planned to raise a minimum of $100,000 and a maximum of $600,000 in order to continue our marketing plan and build a customer base. The company was successful in achieving $697,819.75 which will go toward achieving our goals; a large portion of the funds raised will be invested in advertising, marketing, and consulting fees. Our success is contingent upon having enough capital to build enough customers to support the business.

We had cash of $41,269 on hand as of June 30, 2011, the most readily available recent date. Our losses for the year ended June 30, 2011 was $784,774. The Company’s current cash on hand is not sufficient to meet our working capital requirements for the next twelve month period. Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to achieve operation and growth goals and to meet our working capital requirements. We will not receive any proceeds from the sale of common stock in this offering. If we are able to conduct an equity offering, there will be dilution to the current stockholders of the Company and to the investors that acquire shares in the offering; and if we are able to conduct a debt offering, we will likely be subject to various covenants on our business operations and may be required to make payments during the term of the securities.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $1,500,000. We also do not expect any significant additions to the number of employees, unless financing is raised. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

Critical Accounting Policies

New Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s consolidated financial position or results of operations.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of the date of this Prospectus:

Name	Age	Title
Samuel Wolfe	30	Chief Executive Officer, President, Director
Ralph Simpson	49	Chief Financial Officer and Controller, Chairman, Founder, Director,

None of our directors or officers is a director in any other U.S. reporting companies. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director is a party adverse to us or has a material interest adverse to us.

Bios

Samuel Wolfe, Chief Executive Officer, President, Director

Samuel Wolfe attended Barry University in Miami, Florida. Mr. Wolfe started in the financial services sector in 2002. His primary focus in the past and present has been the Mortgage Protection, Final Expense, Tax Shelter Annuities, 403b, and Annuity markets.

In 2003, Mr. Wolfe co-founded another mortgage protection insurance company, Equita Mortgage Group (EMG), an Independent Marketing Organization (IMO), focusing on Mortgage Protection insurance. While employed at EMG Mr. Wolfe was responsible for managing the Mortgage Protection insurance business, including providing leads for agents nationwide specializing in the mortgage protection market, where he led the design and implementation of all sales and marketing strategies.

Mr. Wolfe decided to leave Equita because he believed he could accomplish more with his own IMO than what he had achieved at Equita. Mr. Wolfe sought out Mr. Simpson due to Mr. Simpson’s experience in the areas of recruiting and marketing in the insurance business. Mr. Wolfe and Mr. Simpson agreed to co-found Unique Underwriters because they each desired to have an IMO that they mutually owned instead of being an employee/agent for another IMO.

In June 2009, Mr. Wolfe co-founded Unique Underwriters, Inc.

Ralph Simpson, Chief Operating Officer, Chairman, Director

Mr. Simpson started on his business journey at the age of 18, when he purchased his first income producing property in England. After Mr. Simpson graduated from college in England, over the next several years, Mr. Simpson built and sold several businesses. Mr. Simpson was recruited into the mortgage protection insurance industry in 2001.

In 2005, Mr. Simpson founded an insurance pre licensing school called Simpson Sales Academy. Simpson Sales Academy does not conflict with nor compete with Unique Underwriters, Inc. In June 2009, Mr. Simpson co-founded Unique Underwriters, Inc.

“The Simpson Group” was affiliated with “National Agents Alliance” prior to the formation of Unique Underwriters Inc. “The Simpson Group” is owned by Ralph Simpson and is now only used for his real estate investments.

In light of the business and structure of Unique Underwriters, it was important to choose directors with the particular experience, qualifications and skills in order to serve as directors of the Company. The two persons affiliated with UUI who have the most experience in the insurance industry are Samuel Wolfe and Ralph Simpson. In the case of Mr. Wolfe, he has previously co-founded a mortgage protection insurance company and an independent marketing organization which focused on mortgage protection insurance. In the case of Mr. Simpson, he has worked in the mortgage protection insurance industry since 2001 and previously founded his own insurance agency. In addition, both Mr. Wolfe and Mr. Simpson have experience with developing, managing and supervising marketing, administrative and sales departments for insurance marketing companies.

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EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer (“Named Executive Officer”) for the last two fiscal years.

SUMMARY COMPENSATION TABLE
Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel Wolfe, CEO President	2011 2010 2009	106,000 100,000 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	106,000 100,000 0
Ralph Simpson COO Chairman Founder	2011 2010 2009	106,000 100,000 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	106,000 100,000 0

Employment Agreements

None

Equity Awards

No stock options or stock appreciation rights were outstanding with respect to any of our directors or executive officers as of October 11, 2011.

Samuel Wolfe,

Ralph Simpson

Compensation of Directors

No compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors during our fiscal year ended June 30, 2011.

Director and Officer Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, but have not done so to date due to our relatively small size.

Board Committees

Board Committees

Our board of directors has established an audit committee, a compensation committee and a corporate governance committee and staffed these three committees with the individuals best suited to accomplish the duties and responsibilities associated with audit, compensation and governance within UUI. Those individuals are Samuel Wolfe and Ralph Simpson and they are therefore the sole members of our Audit Committee, Compensation Committee and Governance Committee. The sole directors of UUI are Samuel Wolfe and Ralph Simpson and they are not independent directors..

Compensation Committee. The members of our compensation committee are Ralph Simpson and Samuel Wolfe Governance Committee. The members of our governance committee are Ralph Simpson and Samuel Wolfe.

Ralph Simpson and Samuel Wolfe are the two sole directors of the company and are best suited to accomplish the tasks of audit, compensation and governance within UUI.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “non-independent directors.” The company has no independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 11, 2011, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 75,264,523 shares of our common stock were issued and outstanding as of the date of this Prospectus. Unless otherwise indicated, the address of each person listed is Unique Underwriters, Inc. 5650 Colleyville Blvd, Colleyville, Texas 76034 817-281-3200 WWW.UNIQUE UNDERWRITER.COM

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Samuel Wolfe,	32,500,000	43.11%
Ralph Simpson,	32,500,000	43.11%

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will file reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1 (Commission file No. 333-132165), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$179
Legal fees and expenses (1)	6,000
Accounting fees and expenses (1)	7,600
Printing expenses	0
Blue sky fees and expenses	3,950
Transfer agent and registrar fees and expenses	1,000
Miscellaneous	0

Total	$18,729

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RECENT SALES OF UNREGISTERED SECURITIES

Unique Underwriters, Inc. is authorized to issue up to 1,000,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

5,000,000 common shares through Regulation D 506 offering dated June 1st , 2010

3,985,465 common shares through Regulation D 506 offering dated August 19th, 2010

Accredited Investors were identified by completing the company’s “Accredited Investor” Questionnaire (see Exhibit 10.3 )

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Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Certificate of Incorporation *

3.2 (a)	Amended Articles of Amendment to Articles of Incorporation , dated December 7, 2010 *

3.2 (b)	Amended Articles of Amendment to Articles of Incorporation , dated April 15, 2011 *

3.3	Bylaws *

4	Form of Stock Certificate *

5.1	Opinion of McMullen Associates, LLC

10.1	Form of Subscription Agreement for the Private Placement *

10.2	General Agent Agreement*

10.3	“Accredited Investor” Questionnaire *

23.1	Consent Of Independent Registered Public Accounting Firm

23.2	Consent of McMullen Associates, LLC (included in exhibit 5.1)

* Previously filed

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UNDERTAKINGS

The undersigned Company hereby undertakes to:

1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant ;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant ; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colleyville, the State of Texas, in the United States of America, on the 7th day of October, 2011.

UNIQUE UNDERWRITERS, INC
By:	/s/ Ralph Simpson
Ralph Simpson Chief Financial Officer and Controller, Chairman and Founder (Director)

By:	/s/ Samuel Wolfe
Samuel Wolfe Chief Executive Officer, President and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ralph Simpson	Chairman, Founder, Director	October 11th, 2011
Ralph Simpson	(CFO)

/s/ Samuel Wolfe	CEO and President	October 11th, 2011
Samuel Wolfe	(Director)

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